Exhibit 10.6


CLIFFORD                                          LIMITED LIABILITY PARTNERSHIP
CHANCE


                             ARRAN FUNDING LIMITED
                                   as Issuer

                   RBS CARDS SECURITISATION FUNDING LIMITED
                as Loan Note Issuer and Investor Beneficiary

                                      and

               THE ROYAL BANK OF SCOTLAND INTERNATIONAL LIMITED as Jersey Bank Account Operator and Account Bank

               ------------------------------------------------

                    JERSEY BANK ACCOUNT OPERATING AGREEMENT

               ------------------------------------------------

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.     Interpretation.........................................................1

2.     Services Provided By The Jersey Bank Account Operator..................2

3.     Sub-Contracting........................................................4

4.     Agency Provisions......................................................5

5.     Retirement Of The Jersey Bank Account Operator.........................5

6.     Representations Of The Loan Note Issuer................................7

7.     Undertakings Of The Jersey Bank Account Operator.......................7

8.     Jersey Bank Account Operator's Liability And Indemnity.................8

9.     Records And Reports....................................................9

10.    Fees Of The Jersey Bank Account Operator...............................9

11.    No Liability And No Petition...........................................9

12.    Assignment And Sub-Contracting........................................10

13.    No Conflict Of Interest...............................................10

14.    Jurisdiction..........................................................11

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THIS AGREEMENT is made on the [*] day of [*] 2005

BETWEEN:

(1) ARRAN FUNDING LIMITED, a public limited liability company incorporated in Jersey with registration number 88474 and having its registered office at 22 Grenville Street, St Helier, Jersey JE4 8PX (the "ISSUER");

(2) RBS CARDS SECURITISATION FUNDING LIMITED, a private limited liability company incorporated in Jersey with registration number 76199 and having its registered office at Royal Bank House, 71 Bath Street, Jersey JE4 8PJ, in its capacities as the loan note issuer (the "LOAN NOTE ISSUER") and as investor beneficiary (the "INVESTOR BENEFICIARY"); and

(3) THE ROYAL BANK OF SCOTLAND INTERNATIONAL LIMITED, whose registered office is at Royal Bank House, 71 Bath Street, Jersey JE4 8PJ in its capacities as the Jersey bank account operator (the "JERSEY BANK ACCOUNT OPERATOR") and as the account bank (the "ACCOUNT BANK").

WHEREAS

(A) In various circumstances the Issuer and the Loan Note Issuer will exercise certain rights and powers in relation to all their bank accounts and any other account opened by them in connection with the Programme from time to time (collectively the "ACCOUNTS") and other matters referred to herein.

(B) Pursuant to the terms and conditions of this Agreement, the Issuer, the Loan Note Issuer and the Jersey Bank Account Operator have agreed that the Issuer and the Loan Note Issuer will each appoint the Jersey Bank Account Operator as the bank account operator of their Accounts and the Issuer and the Loan Note Issuer will accordingly each entrust the matters referred to in recital (A) above to the Jersey Bank Account Operator.

NOW IT IS HEREBY AGREED as follows:

1.     INTERPRETATION

1.1    DEFINITIONS

       Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 (Master Definitions Schedule) of the Arran Funding Master Framework Agreement which is dated on or about the date of this Agreement and signed for the purpose of identification by, amongst others, each of the parties to this Agreement.

1.2    INCORPORATION OF COMMON TERMS

       The Common Terms apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.3    CONFLICT WITH COMMON TERMS

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       If there is any conflict between the provisions of the Common Terms and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.4    OBLIGOR/OBLIGEE

       Paragraph 1 (Further Assurance) of the Common Terms applies to this Agreement as if set out in full in this Agreement and as if the Issuer were the Obligor and the Jersey Bank Account Operator an Obligee for the purposes of such Paragraph;

1.5    GOVERNING LAW

       This Agreement and all matters arising from or connected with it shall be governed by English law in accordance with Paragraph 26 (Governing
       Law) of the Common Terms.

1.6    REPRESENTATIONS AND WARRANTIES

       The Issuer gives certain representations and warranties to the Note Trustee on the terms set out in Schedule 4 (Issuer's Representations and Warranties) of the Arran Funding Master Framework Agreement.

1.7    COVENANTS

       The Issuer covenants with the Note Trustee on the terms set out in
       Schedule 5 (Issuer Covenants) of the Arran Funding Master Framework Agreement.

2.     SERVICES PROVIDED BY THE JERSEY BANK ACCOUNT OPERATOR

2.1    (a)     Each of the Issuer and the Loan Note Issuer appoints the Jersey
               Bank Account Operator to (1) act as its bank account operator in order to implement, administer and carry out those responsibilities and obligations of, or with respect to, the Issuer and the Loan Note Issuer which are set out in paragraph
               (b) below under and in connection with the Receivables Trust
               Deed and Trust Cash Management Agreement, the Security Trust
               Deed, any related supplement thereto and any related Loan Note, the Arran Funding Note Trust Deed, any related supplement thereto, the Notes, the Issuer Distribution Account Bank
               Agreement, the Loan Note Issuer Account Bank Agreement, the
               Agency Agreement and any Related Documents and/or any matter contemplated by any of the said documents, and (2) provide, from time to time, copies to any Rating Agency of any report (in connection with the Security Trust Deed and any related Loan
               Note) prepared and/or provided by the Trust Cash Manager, the Issuer or the Loan Note Issuer to the Jersey Bank Account
               Operator.

       (b) Subject to the security created over each Issuer Distribution Account pursuant to the Arran Funding Note Trust Deed and any related supplement and each Loan Note Issuer Distribution Account and relating to each Series pursuant to the Security Trust Deed and any related supplement, the authority granted to and obligations accepted by the Jersey Bank Account Operator pursuant to paragraph (a) shall comprise the following:

               (i)     giving directions on behalf of the Issuer and the Loan
                       Note Issuer, as the case may be, in relation to the movement of monies from the Accounts (in accordance with the Issuer's and Loan Note Issuer's respective obligations

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                       under the documents and arrangements pursuant to Clause
                       2.1(a)) taking into account all information received from the Issuer, the Loan Note Issuer, the Account Bank and the Trust Cash Manager and taking into account any expenses loan agreement or swap agreement entered into by the Issuer;

               (ii) calculating payments to be made (a) by the Loan Note Issuer and (b) by the Issuer (in accordance with the Issuer's and Loan Note Issuer's respective obligations under the documents and arrangements pursuant to Clause 2.1(a));

               (iii) record credit and debit entries (as applicable) to each relevant ledger of the Accounts and make the records of such entries available to the Account Bank at all times;

               (iv) subject to this Agreement, implementing any directions of the Issuer or the Loan Note Issuer in relation to the Accounts and the matters arising from this Agreement;

               (v) subject to this Agreement, providing copies of reports to third parties;

               (vi) dealing with third parties (including any expenses loan provider, any Rating Agency, the Note Trustee, the Security Trustee, the Receivables Trustee, RBS and Natwest in its various capacities, the Account Bank, the Servicer, any substitute servicer and any other Person) in relation to any amount received or payable by or to the Loan Note Issuer or the Issuer;

               (vii) subject always to the Relevant Documents, taking or refraining from taking any other action whatsoever in relation to the Accounts and the movement of monies thereon which may be taken or not taken, pursuant to the Relevant Documents, by the Issuer, the Loan Note Issuer or the Jersey Bank Account Operator; and

               (viii) use all reasonable endeavours to ensure that each Mandate relating to each Account will continue to be operative and will not be changed without the prior written consent of the Issuer or the Loan Note Issuer (as applicable);

               (ix) at the close of business of each Business Day, procure that the funds standing to the credit of any Account are invested in accordance with the instructions of the Issuer or the Loan Note Issuer (as applicable);

               (x) procure that all amounts standing to the credit of any Account from time to time which are not invested will carry interest at such rate as may be agreed with the Account Bank pursuant to the Issuer Distribution Account Bank Agreement or the Loan Note Issuer Distribution Account Bank Agreement (as applicable);

               (xi) any other activities by agreement between the Issuer, the Loan Note Issuer (or any Person acting on each of their behalf) and the Jersey Bank Account Operator,

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               in each case for and on behalf of the Issuer or the Loan Note
               Issuer as contemplated in the Security Trust Deed, any related supplement thereto and any related Loan Note, the Arran Funding Note Trust Deed and any related supplement thereto and the Expenses Loan Agreement.

2.2    The Jersey Bank Account Operator hereby agrees:

       (a) save as provided herein, not to enter into, on behalf of the Issuer or the Loan Note Issuer, any commitments, loans or obligations or otherwise restrict or dispose of the Issuer or the Loan Note Issuer's property or assets and subject to any applicable law, regulation or order of any court generally not to take any action which would be inconsistent with the business of the Issuer or the Loan Note Issuer or in breach of the Issuer or the Loan Note Issuer's constitutive documents or in breach of any of the Relevant Documents to which the Issuer or the Loan
               Note Issuer is or becomes a party; and

       (b) to keep confidential all documents, materials and other information (including any reports described in Clause 2.1(a)) relating to the business of the Issuer or the Loan Note Issuer and not to disclose any of the aforesaid to any person other than the Issuer or the Loan Note Issuer without the prior consent of the Issuer or the Loan Note Issuer unless required to do so by any applicable law, regulation or order of any court PROVIDED THAT disclosure to any person for the purposes of the performance of their contractual obligations towards the Issuer or the Loan Note Issuer (or the Jersey Bank Account Operator) pursuant to the Relevant Documents, or the exercise of their rights thereunder, is permitted,

       PROVIDED THAT nothing in this Clause 2.2 shall obligate the Jersey Bank Account Operator to carry out any duties in relation to the Relevant Documents to which the Issuer or the Loan Note Issuer is or becomes a party which have been delegated by the Issuer or the Loan Note Issuer specifically to other persons pursuant to such Relevant Documents.

3.     SUB-CONTRACTING

       The Jersey Bank Account Operator may appoint any company in the same group of companies as the Jersey Bank Account Operator as its sub-agent, sub-contractor or representative to carry out or to assist the Jersey Bank Account Operator to carry out all or any part of the services to be provided by it under this Agreement PROVIDED THAT such appointee shall be resident outside the United Kingdom for the purposes of United Kingdom taxation and shall belong outside the United Kingdom for VAT purposes, shall have no business establishment or other fixed establishment (for the purposes of Section 9 of VATA) in the United Kingdom and shall act outside the United Kingdom for all the purposes of such appointment (without prejudice to the ability of the Jersey Bank Account Operator to appoint a correspondent bank in the United Kingdom where necessary for the purposes of this Agreement). No such delegation shall relieve the Jersey Bank Account Operator of its obligations under this Agreement.

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4.     AGENCY PROVISIONS

4.1 The Jersey Bank Account Operator may rely upon any communication or document reasonably believed by it to be genuine.

4.2 The Jersey Bank Account Operator shall promptly inform the Issuer or the Loan Note Issuer of the contents of any notice or document received by it from any of the parties to any of the Relevant Documents to which the Issuer or the Loan Note Issuer is or becomes a party which the Jersey Bank Account Operator considers to be extraordinary in the context of the Issuer or the Loan Note Issuer's day-to-day operation.

4.3 Notwithstanding anything to the contrary expressed or implied herein, the Jersey Bank Account Operator shall not:

       (a) be bound to account to the Issuer or the Loan Note Issuer for any sum or the profit element of any sum received by it for its own account; or

       (b) be bound to disclose to any other person any information relating to the Issuer or the Loan Note Issuer if such disclosure would or might in its opinion constitute a breach of the law or regulation or be otherwise actionable at the suit of any person.

4.4 The Jersey Bank Account Operator does not accept any responsibility for the legality, validity, effectiveness, adequacy or enforceability of any of the Relevant Documents save as regards matters relevant to its own capacity to enter into and perform its obligations thereunder.

5.     RETIREMENT OF THE JERSEY BANK ACCOUNT OPERATOR

5.1 The Jersey Bank Account Operator may retire its appointment hereunder at any time without assigning any reason therefor by giving written notice to that effect to the Issuer or the Loan Note Issuer PROVIDED THAT the retirement of the Jersey Bank Account Operator shall not be effective until a replacement acceptable to the Issuer and the Loan Note Issuer (such acceptance not to be unreasonably withheld) for the Jersey Bank Account Operator is appointed and such replacement has agreed to act as the Jersey Bank Account Operator for the purposes hereof.

5.2    The Issuer or the Loan Note Issuer:

       (a) may require the Jersey Bank Account Operator to retire its appointment hereunder at any time by giving written notice to that effect to the Jersey Bank Account Operator (PROVIDED THAT the retirement shall not be effective until a replacement acceptable to the Issuer and the Loan Note Issuer has been appointed); and

       (b) shall require the Jersey Bank Account Operator to so retire (PROVIDED THAT the retirement shall not be effective until a replacement acceptable to the Issuer or the Loan Note Issuer has been appointed) if:

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               (i)     the Jersey Bank Account Operator defaults in the payment
                       on the due date of any payment to be made by it under this Agreement and such default continues unremedied for a period of two Business Days;

               (ii) the Jersey Bank Account Operator defaults in any material respect in the performance or observance of any of its other undertakings and obligations under this Agreement and such default continues unremedied for a period of ten Business Days after the receipt by the Jersey Bank Account Operator of written notice from the Issuer or the Loan Note Issuer requiring the same to be remedied;

               (iii) the Jersey Bank Account Operator becomes insolvent or bankrupt or unable to pay, or generally is not paying, its debts as such debts become due, or takes any action for the purposes of entering into any winding-up, dissolution, bankruptcy, reorganisation, receivership or similar proceedings analogous in purpose or effect, or any order is made by any competent court or any resolution is passed for the appointment of a liquidator, trustee in bankruptcy or similar officer of the Jersey Bank Account Operator, or the Jersey Bank Account Operator appoints or suffers the appointment of any receiver, trustee or similar officer of the whole or a substantial part of its assets or business or enters into any composition, restructuring or renegotiation of debt with its general creditors; or

               (iv) the Jersey Bank Account Operator is subject to any material litigation, arbitration or administrative proceeding or claim which would, if adversely determined, be in the opinion of the Issuer or the Loan
                       Note Issuer, acting reasonably, materially prejudicial to its interests.

5.3 If a successor to the Jersey Bank Account Operator is appointed pursuant to Clauses 5.1 or 5.2 then, upon a replacement Jersey Bank Account Operator agreeing to act as such:

       (a) the retiring Jersey Bank Account Operator shall be discharged from any further obligation hereunder other than any liability or obligation accrued at the date of its retirement; and

       (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party hereto.

6.     REPRESENTATIONS OF THE LOAN NOTE ISSUER

       The Loan Note Issuer represents and warrants to the Jersey Bank Account Operator that:

6.1 the execution, delivery and performance by the Loan Note Issuer of this Agreement (a) are within its corporate powers, (b) has been duly authorised by all necessary corporate action and (c) does not contravene its memorandum and articles of association or any law or any contractual restriction binding on or affecting it;

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6.2    no authorisation or approval or other action by and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement; and

6.3    this Agreement is the legal, valid and binding obligation of the Loan
       Note Issuer (except as may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally).

7.     UNDERTAKINGS OF THE JERSEY BANK ACCOUNT OPERATOR

       The Jersey Bank Account Operator undertakes with each of the Issuer and the Loan Note Issuer that, without prejudice to any of its specific obligations under this Agreement:

       (a) it will devote to the performance of its obligations under this Agreement at least the same amount of time and attention, and exercise at least the same level of skill, care and diligence, in the performance of those obligations as it would if it were administering its own rights and obligations as opposed to those of each of the Issuer and the Loan Note Issuer;

       (b) it will comply with any proper directions, orders and instructions which either of the Issuer or the Loan Note Issuer may from time to time give to it in connection with the performance of its obligations under this Agreement;

       (c) it will use its reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of its obligations under this Agreement and shall, so far as it can reasonably do so, perform its obligations under this Agreement in such a way as not to prejudice the continuation of any such approval, authorisation, consent or licence;

       (d) it will observe and perform all the duties and obligations as required by any Relevant Document to which it is a party to be performed by it in its capacity as Jersey Bank Account Operator;

       (e) it will promptly upon becoming aware thereof notify each of the Issuer and the Loan Note Issuer in writing of any condition, event, act, matter or thing which is a breach of any of the representations, warranties, covenants and undertakings of any of the parties to the Relevant Documents to which either of the Issuer and the Loan Note Issuer is or becomes a party contained therein;

       (f) it will make available office facilities, equipment and staff sufficient to enable it to fulfil its obligations under this Agreement;

       (g) it will not fail in any material respect to comply with any legal, administrative and regulatory requirements in the performance of its obligations under this Agreement;

       (h) subject to timely receipt by the Jersey Bank Account Operator of sufficient funds it will make or give directions for the making of all payments on behalf of each of the Issuer and the Loan
               Note Issuer required to be made by the Jersey

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               Bank Account Operator pursuant to the Relevant Documents to which each of the Issuer and the Loan Note Issuer is or becomes a party on their due date and at or before the time required thereby without set-off or counterclaim and (unless required by law to deduct or withhold) without deduction or withholding for any taxes; and

       (i) it will execute and do all such further documents, acts and things as may be necessary at any time or times to give effect to this Agreement, of which it has notice.

8.     JERSEY BANK ACCOUNT OPERATOR'S LIABILITY AND INDEMNITY

8.1 The Jersey Bank Account Operator hereby indemnifies and undertakes to keep each of the Issuer and the Loan Note Issuer and its directors, officers, employees and agents indemnified against all actions, proceedings, claims, costs and demands (including costs and reasonable expenses arising therefrom or incidental thereto) which may be brought against, suffered or incurred by it or any of them as a result of any failure by the Jersey Bank Account Operator to comply with any of its obligations hereunder where such failure arises from the negligence, wilful default, dishonesty or fraud of the Jersey Bank Account Operator. This indemnity is, for the avoidance of doubt, in addition to and without prejudice to any indemnity allowed under any applicable law.

8.2 The Issuer and the Loan Note Issuer respectively and severally but not jointly shall, from time to time on demand of the Jersey Bank Account Operator, indemnify and hold harmless the Jersey Bank Account Operator, its directors, officers, employees and agents and any person providing services relating to its role hereunder at the time of such demand, against any liabilities, actions, proceedings, claims or demands which it or any of them may incur or be subject to arising out of or in consequence of this Agreement or as a result of the performance of the functions and the services provided for hereunder except as a result of the gross negligence, wilful default, dishonesty or fraud of the Jersey Bank Account Operator of any of its directors, officers, employees or agents and any person providing services relating to its role hereunder as the case may be. This indemnity shall expressly inure to the benefit of any director, officer, employee or agent existing or future and to the benefit of any successor of the Jersey Bank Account Operator hereunder.

8.3 The termination of this Agreement shall not affect the rights and obligations of the parties arising hereunder prior to such termination.

9.     RECORDS AND REPORTS

9.1 The Jersey Bank Account Operator shall keep, for and on behalf of each of the Issuer and the Loan Note Issuer, any computer and/or physical records relating to each of the Issuer and the Loan Note Issuer and/or the Accounts or delivered to the Jersey Bank Account Operator on behalf of each of the Issuer and the Loan Note Issuer (the "RELEVANT FILES") and maintain them in an adequate form and in such a way that they can clearly be distinguished from the records relating to other companies maintained by the Jersey Bank Account Operator. The Jersey Bank Account Operator shall ensure that the Relevant Files held by the Jersey Bank Account Operator (or to its order) shall at all

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       reasonable hours be made available for inspection by each of the Issuer and the Loan Note Issuer or any person acting on its behalf and shall procure that each of the Issuer and the Loan Note Issuer or any person acting on its behalf shall be provided with such assistance as either of them may reasonably require to properly perform their duties. All Relevant Files held by the Jersey Bank Account Operator shall be held by it to the order of each of the Issuer and the Loan Note Issuer. The Jersey Bank Account Operator hereby waives any lien to which it would otherwise be entitled in relation thereto. The Jersey Bank Account Operator shall, on demand by each of the Issuer and the Loan Note Issuer or any person on its behalf, provide copies (and where copies are not available, the originals) of the Relevant Files to each of the Issuer and the Loan Note Issuer.

10.    FEES OF THE JERSEY BANK ACCOUNT OPERATOR

10.1 Any fees payable by each of the Issuer and the Loan Note Issuer to the Jersey Bank Account Operator shall be set out in a letter sent by the Jersey Bank Account Operator to the Issuer and the Loan Note Issuer (as the same may be varied, amended or replaced from time to time), in the amounts and at the times set out in such letter.

11.    NO LIABILITY AND NO PETITION

11.1 No recourse under any obligation, covenant, or agreement of any party contained in this Agreement shall be had against any shareholder, officer or director of the relevant party as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of the relevant party as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such party of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by the other party as a condition of and consideration for the execution of this Agreement.

11.2 The Jersey Bank Account Operator hereby undertakes to each of the Issuer and the Loan Note Issuer that it will not take any corporate action or other steps or legal proceedings for the winding up, dissolution or re-organisation or for the appointment of a receiver, administrative receiver, trustee, liquidator, sequestrator or similar officer of each of the Issuer and the Loan Note Issuer or any or all of the revenues and assets of each of the Issuer and the Loan Note Issuer nor participate in any ex parte proceedings nor seek to enforce any judgment against each of the Issuer and the Loan Note Issuer.

11.3 The Jersey Bank Account Operator acknowledges that the obligations of each of the Issuer and the Loan Note Issuer under this Agreement at any time are limited to the lesser, at such time, of (a) the nominal amount thereof (the "NOMINAL AMOUNT") and (b) an amount (the "AVAILABLE AMOUNT") equivalent to the cash amounts deposited in their own relevant Accounts of each of the Issuer and the Loan Note Issuer at such time. The Jersey Bank Account Operator shall not have a right to have recourse to, or make demand or initiate proceedings against each of the Issuer and the Loan Note Issuer at any time whilst the nominal amount exceeds the available amount. Each of the Issuer and

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       the Loan Note Issuer shall incur no liability and be under no additional duty to any person solely as a result of any inability on its part to make payments or to perform other obligations under this Agreement, which inability results from the operation of the foregoing provisions of this Clause 11.3.

11.4 The Jersey Bank Account Operator agrees that it shall have no recourse, in respect of any obligation, covenant or agreement of each of the Issuer and the Loan Note Issuer, against any shareholder, officer, agent or director of each of the Issuer and the Loan Note Issuer.

12.    ASSIGNMENT AND SUB-CONTRACTING

       The Jersey Bank Account Operator shall not be entitled to assign, transfer or (save as provided in Clause 3 (Sub-Contracting) above) delegate or sub-contract all or any of its rights, benefits and obligations hereunder without the prior written consent of each of the Issuer and the Loan Note Issuer.

13.    NO CONFLICT OF INTEREST

       The services of the Jersey Bank Account Operator to each of the Issuer and the Loan Note Issuer hereunder are not to be deemed exclusive and the Jersey Bank Account Operator shall be free to render similar services to any other person for so long as its services hereunder are not impaired thereby and shall not be liable to account for any profits arising therefrom.

14.    JURISDICTION

14.1 The parties hereto irrevocably agree for the benefit of each of them that the courts of Jersey, Channel Islands shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submit to the jurisdiction of such courts.

14.2 The parties hereto irrevocably waive any objection which they might now or hereafter have to the courts referred to in Clause 14.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agree not to claim that any such court is not a convenient or appropriate forum.

IN SIGNATURE HEREOF, the parties hereto have caused this agreement to be duly executed and delivered in Jersey by their duly authorised representatives, on the day and year first written above.

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                                EXECUTION PAGE


THE ISSUER

Signed on behalf of
ARRAN FUNDING LIMITED
by one of its directors

By:

THE LOAN NOTE ISSUER AND INVESTOR BENEFICIARY

Signed on behalf of
RBS CARDS SECURITISATION FUNDING LIMITED by one of its directors

By:

THE JERSEY BANK ACCOUNT OPERATOR AND THE ACCOUNT BANK

Signed on behalf of
THE ROYAL BANK OF SCOTLAND INTERNATIONAL LIMITED

By:

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